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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2011

Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation)	000-53908 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant's telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On June 9, 2011, we completed the previously disclosed restructuring and upsizing of certain of our existing credit facilities and entered into an unsecured $1.265 billion credit agreement with fourteen lenders, including Bank of America, N.A., as administrative agent.

        The credit agreement replaces a $475 million line of credit, a $50 million line of credit and a $136 million letter of credit facility, increasing our liquidity by over $600 million. The facility can be used to support the issuance of commercial paper, to advance funds for working capital purposes and to issue letters of credit thereunder. The credit agreement has a maturity date of June 8, 2015, unless extended as provided therein.

        Loans under the credit agreement are subject to customary conditions to borrowing and may be (1) eurodollar rate loans, which shall bear interest at the London Interbank Offered Rate plus the applicable rate for eurodollar rate loans (ranging from .875% to 1.75% depending on our credit ratings), or (2) base rate loans or swing line loans, which shall each bear interest at a rate per annum equal to the higher of (a) the Federal Funds Rate plus .50%, (b) Bank of America's prime rate or (c) one-month London Interbank Offered Rate plus 1.0%, plus the applicable rate for base rate loans (ranging from 0% to .75% depending on our credit ratings). We are also paying customary unused commitment fees, an administrative agent fee and letter of credit fees.

        The credit agreement contains customary representations, warranties, covenants, events of default and acceleration, including financial covenants to maintain patronage capital of at least $575 million and limit our secured indebtedness and unsecured indebtedness, both as defined by the credit agreement, to $12.0 billion and $4.0 billion, respectively. Currently, we are well within these covenant thresholds.

        The foregoing is a summary of certain terms of the credit agreement and is neither complete nor inclusive of all material terms and is subject to, and qualified in its entirety by, the full text of the credit agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. For additional discussion of our liquidity program, see "Item 2—Management's Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition—Capital Requirements and Liquidity and Sources of Capital—Liquidity" in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011.

Item 9.01    Financial Statements and Exhibits

(a)
Not applicable.

(b)
Not applicable.

(c)
Not applicable.

(d)
Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of June 9, 2011, among Oglethorpe Power Corporation (An Electric Membership Corporation), as borrower and the lenders identified therein, including Bank of America, N.A., as administrative agent.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)
Date: June 10, 2011	By:	/s/ THOMAS A. SMITH Thomas A. Smith President and Chief Executive Officer

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
  Item 9.01 Financial Statements and Exhibits
SIGNATURE